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                                                                   Exhibit 11A


                      INDEPENDENT AUDITORS' CONSENT


The Board of Trustees of
  the Emerald Funds:


We consent to the use of our reports dated January 21, 1998, which are incorporated by reference into the Prospectuses and Statements of Additional Information that are part of Post-Effective Amendment No. 23 to the Registration Statement on Form N-1A of the Emerald Funds and to the reference to our firm under the headings "Financial Highlights" in the Prospectuses and "Independent Accountants/Experts" and "Financial Statements" in the Statements of Additional Information that are part of such Post-Effective Amendment No. 23.


/s/ KPMG Peat Marwick LLP
-------------------------
    KPMG Peat Marwick LLP


Columbus, Ohio
March 25, 1998